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
                                                   MATTEL, INC. AND SUBSIDIARIES                     EXHIBIT 11.0
                                                                                                     (Page 1 of 2)
                                           COMPUTATION OF (LOSS) INCOME PER COMMON AND
                                                      COMMON EQUIVALENT SHARE

                                             (in thousands, except per share amounts)

                                                                                                       For the
                                                                                                   Three Months Ended
                                                                                    ----------------------------------------------
                                                                                           March 31,               March 31,
                                                                                             2000                    1999
                                                                                    ---------------------      -------------------

BASIC
-----
Loss from continuing operations                                                      $    (44,630)             $    (12,630)
(Loss) income from discontinued operations                                               (126,606)                   17,679
                                                                                     ------------              ------------

Net (loss) income                                                                        (171,236)                    5,049
Less: Dividends on convertible preferred stock                                                -                      (1,990)
                                                                                     ------------              ------------

Net (loss) income applicable to common shares                                        $   (171,236)             $      3,059
                                                                                     ============              ============

Applicable Shares for Computation of (Loss) Income per Share:

Weighted average common shares outstanding                                                425,495                   396,480
                                                                                     ============              ============

(Loss) Income Per Common Share - Basic

Loss from continuing operations                                                      $      (0.10)             $      (0.04)
(Loss) income from discontinued operations                                                  (0.30)                     0.05
                                                                                     ------------              ------------
Net (loss) income per common share                                                   $      (0.40)             $       0.01
                                                                                     ============              ============
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
                                         MATTEL, INC. AND SUBSIDIARIES                     EXHIBIT 11.0
                                                                                           (Page 2 of 2)
                                  COMPUTATION OF (LOSS) INCOME PER COMMON AND
                                           COMMON EQUIVALENT SHARE

                                    (in thousands, except per share amounts)
                                                                                                       For the
                                                                                                   Three Months Ended
                                                                                     ---------------------------------------------
                                                                                         March 31,                    March 31,
                                                                                           2000                         1999
                                                                                     ----------------              ---------------
DILUTED
-------
Loss from continuing operations                                                       $   (44,630)                 $   (12,630)
(Loss) income from discontinued operations                                               (126,606)                      17,679
                                                                                      -----------                  -----------

Net (loss) income                                                                        (171,236)                       5,049
Less: Dividends on convertible preferred stock                                                -                         (1,990)
                                                                                      -----------                  -----------

Net (loss) income applicable to common shares                                         $  (171,236)                 $     3,059
                                                                                      ===========                  ===========

Applicable Shares for Computation of (Loss) Income per Share:

Weighted average common shares outstanding                                                425,495                      396,480
Weighted average common equivalent shares arising from:
       Dilutive stock options                                                                   -                        6,832
       Assumed conversion of Series A convertible preferred stock                               -                       18,000
       Nonvested stock                                                                          -                          234
       Stock subscription warrants                                                              -                          718
                                                                                      -----------                  -----------
Weighted average number of common and common
   equivalent shares                                                                      425,495                      422,264
                                                                                      ===========                  ===========

(Loss) Income Per Common Share - Diluted

Loss from continuing operations                                                       $     (0.10)                 $     (0.03)
(Loss) income from discontinued operations                                                  (0.30)                        0.04
                                                                                      -----------                  -----------
Net (loss) income per common share                                                    $     (0.40)                 $      0.01
                                                                                      ===========                  ===========
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